Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

March 6, 2013

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Greenwind NRG Inc.
Dublin, Ireland

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1/A Amendment No. 8, Registration Statement under the Securities Act of 1933, filed by Greenwind NRG Inc. of our report dated January 22, 2013, relating to the financial statements of Greenwind NRG, Inc., as of October 31, 2012 and 2011 and for the years then ended, and for the period from February 25, 2010 ("Inception") to October 31, 2012, and the reference to us under the caption "Experts".

Sincerely,


/s/ Silberstein Ungar, PLLC
--------------------------------------
Silberstein Ungar, PLLC
Bingham Farms, Michigan